Exhibit 10.1

ELIZABETH ARDEN, INC.
2010 STOCK AWARD AND INCENTIVE PLAN

     Section 1.   Purpose. The purpose of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan is to attract and retain those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates and to motivate such individuals to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.

     Section 2.   Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

     (b) "Affiliate" shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with the Company, as determined by the Committee and provided, however, that such entity also satisfies the definition of an "affiliate" as such term is defined for purposes of Section 409A of the Code. For purposes hereof, the term "control" shall mean the power to control, directly or indirectly, at least 50% of the combined voting power of the respective corporation or entity.

     (c) "Award" shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Deferred Stock, annual or long-term Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

     (d) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

     (e) "Beneficiary" shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. If no such person is named by a Participant who is an individual, such individual's Beneficiary shall be the individual's estate.

     (f) "Board" shall mean the board of directors of the Company.

     (g) "Change in Control" shall mean the occurrence of any of the following events:

(i)

any "person" (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, directly or indirectly acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company's then outstanding securities (x) possessing 40% or more of the total voting power of the voting securities of the Company (excluding any "person" who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), or (y) that constitute more than 50% of the total fair market value of the voting securities of the Company;

(ii)

at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason (other than due to death or voluntary resignation) to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such twelve-month period was endorsed or recommended by at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period; or

(iii)

the consummation of (A) a merger, consolidation or other business combination of the Company with any other corporation, other than a merger, consolidation or other business combination which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other business combination, or (B) any sale, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the "Committee" shall refer to the Board.

     (j) "Company" shall mean Elizabeth Arden, Inc.

     (k) "Covered Employee" means an individual who is (i) a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto or (ii) designated by the Committee at the time of grant of a Performance Award that is intended to be qualified as "performance-based compensation" as likely to be a "covered employee" for the tax year of the Company with regard to which a deduction in respect of such individual's Award would be allowed.

     (l) "Deferred Stock" shall mean a right to receive Shares or other Awards denominated or settled in Shares or a combination thereof at the end of a specified deferral period, granted under Section 9.

     (m) "Dividend Equivalent" means the right to receive amounts equivalent to cash, stock or other property dividends on Shares as further described in Section 13(i).

     (n) "Fair Market Value" shall mean (i) with respect to Shares, (x) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or any established over-the-counter trading system on which the Shares trade or are quoted, or (y) in the absence of a stock exchange or established trading system for the Shares of the type described in (x) above, the per Share Fair Market Value shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (o) "Full Value Award" shall mean an Award other than an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

     (p) "Incentive Stock Option" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

     (q) "Non-Qualified Stock Option" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

     (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (s) "Other Stock-Based Award" means an Award granted pursuant to Section 11 of the Plan.

     (t) "Participant" shall mean the recipient of an Award granted under the Plan.

     (u) "Performance Award" means an Award granted pursuant to Section 10 of the Plan.

     (v) "Performance Period" means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

     (w) "Plan" shall mean the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as the same may be amended from time to time.

     (x) "Restricted Stock" shall mean any Share granted under Section 8.

     (y) "Restricted Stock Unit" shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

     (z) "SAR" or "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of a specified number of Shares on the date of exercise, over (ii) the grant price of the right as determined in accordance with Section 7.

     (aa) "Service" shall mean the active performance of services for the Company or an Affiliate by a Participant.

     (bb) "Shares" shall mean shares of the common stock of the Company.

     (cc) "Subsidiary" shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

     (dd) "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     Section 3.   Eligibility.

     (a) Any employee or director of the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

     (b) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.

     Section 4.   Administration.

     (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors.

     (b) Each Committee member shall be (i) an "independent director," within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock exchange on which the Shares trade or are quoted, (ii) an "outside director" pursuant to Section 162(m) of the Code, and any regulations issued thereunder, and (iii) a "non-employee director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Act. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act or any Award intended to constitute qualified "performance-based compensation" under Section 162(m) of the Code. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

     (c) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine, if applicable, the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances, cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (d) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

     Section 5.   Shares Available for Awards and Award Limits.

     (a) Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan is 2,350,000 (Two Million Three Hundred Fifty Thousand) Shares. The Shares available for issuance under the Plan shall not be reduced for Awards that are required to be settled in cash.

     (b) Notwithstanding anything contained herein to the contrary, and subject to adjustments made in accordance with Section 5(e) hereof:

(i)	no individual Participant may be granted in any fiscal year Awards that are denominated or to be settled in Shares that relate to more than 600,000 Shares;

(ii)	the number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 2,350,000 Shares; and

(iii)

in no event shall there be issued or awarded under this Plan, Full Value Awards with respect to more than 1,175,000 Shares, provided, however, that Shares underlying any Full Value Award that become available for issuance under the terms of the Plan because such Full Value Award is canceled, terminates, expires or lapses for any reason without the delivery of Shares or of other consideration, shall again be available for grant as a Full Value Award.

     (c) If any Shares covered by an Award that can be settled in Shares or to which such an Award relates, are forfeited, canceled, terminated, expire or lapse, or if such an Award is settled in cash or otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such cash settlement, forfeiture, cancellation, termination, expiration or lapse, shall again be, or shall become, available for issuance under the Plan.

     (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

     (e) If there shall be any change in the Shares or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends), in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the individual limits, the number and kind of Shares subject to outstanding Awards (including Substitute Awards), the grant or exercise price applicable to outstanding Awards (including Substitute Awards), and the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards (including Substitute Awards), or if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award (including Substitute Awards); provided, however, that subject to Section 10(d), the number of Shares subject to any Award (including Substitute Awards) denominated in Shares shall always be a whole number. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock

Option shall comply with the rules of Section 424(a) of the Code, and (ii) any such adjustment shall be made in a manner consistent with the requirements of Section 409A of the Code in order for any Options and SARs to remain exempt from the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     (f) If, in accordance with the terms of the Plan, a Participant pays the option exercise price for an Option or satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering to the Company previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the option exercise price for an Option or used to satisfy such tax withholding requirements shall not be added to the aggregate number of Shares available for issuance under the Plan and shall no longer be available for grant or issuance under the Plan. In addition, in the event that a Stock Appreciation Right is settled in Shares, the number of Shares subject to the Stock Appreciation Right that are not issued upon exercise of the Stock Appreciation Right shall not be added to the aggregate number of Shares available for issuance under Plan and shall no longer be available for grant or issuance under the Plan.

     Section 6.   Options.

     The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

     (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

     (b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

     (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

     (d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiary corporations (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a Participant in tandem with a Nonqualified Stock Option.

     Section 7.   Stock Appreciation Rights.

     (a) The Committee is hereby authorized to grant Stock Appreciation Rights ("SARs") to Participants with such terms and conditions as the Committee shall determine.

     (b) SARs may be granted hereunder to Participants either alone ("freestanding") or in addition to other Awards granted under the Plan ("tandem") and may, but need not, relate to a specific Option granted under Section 6.

     (c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

     (d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of a Share on the date of grant.

     (e) SARs may be settled in cash or stock, as determined by the Committee at the date of grant or thereafter.

     Section 8.   Restricted Stock and Restricted Stock Units.

     (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

     (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

     (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

     (e) Restricted Stock Units may be settled in cash or stock, as determined by the Committee at the date of grant or thereafter.

     Section 9.   Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants. Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if and as permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be settled by delivery of cash, Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

     Section 10.   Performance Awards.

     (a) The Committee is hereby authorized to grant Performance Awards to Participants with such terms and conditions as the Committee shall determine.

     (b) Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

     (c) Every Performance Award shall, if the Committee intends that such Award should constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Performance Award is subject to the achievement during one or more Performance Periods, as determined by the Committee, of various key performance targets based on one or more business criteria that apply to the individual Participant, one or more business units, operating or reporting segments, of the Company or its Affiliates, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, operational cash flow or working capital, or a component thereof including, without limitation, inventory and accounts receivable; (iv) the attainment of certain target levels of, or a specified decrease relating to, operational costs and other expense targets, or a component thereof or planning or forecasting accuracy; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, market share, operating margin, net income, earnings before income tax or other exclusions, or segment profit; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders equity or total return to shareholders; (x) the attainment of certain target levels in the fair market value of the Shares; (xi) the growth in the value of an investment in the Shares assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in EBITDA (earnings before interest, taxes, depreciation and amortization); in each case, unless otherwise specified by the Committee at the time of grant, as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. Except in the case of an Award intended to be qualified "performance-based compensation" under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. For any Award subject to any pre-established formula described herein, the maximum number of shares subject to any such Award denominated in Shares granted in any fiscal year to a Participant shall be 600,000, subject to adjustment as provided in Section 5(e), and the maximum amount that may be paid in respect of a Performance Award denominated in cash or value other than Shares on an annualized fiscal year basis with respect to any Participant shall be $5,000,000. The Committee shall have the power to impose such other restrictions on Awards subject to this Section

10(c) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

When establishing performance goals for a Performance Period, the Committee may exclude any or all extraordinary items or non-recurring items as determined by the Committee including, without limitation, the charges or costs associated with asset write-downs, litigation judgments or settlements, restructurings, discontinued operations, debt extinguishment charges, reorganizations, acquisitions, divestitures, new licensing arrangements, other unusual or non-recurring items, changes in applicable law and the cumulative effects of accounting changes.

With respect to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained, which may exclude non-recurring or extraordinary items, and (y) the individual employees or class of employees to which such performance goals apply, in each case no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     (d) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to paragraph (c) above. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

     Section 11.   Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 11.

     Section 12.   Effect of Termination of Service on Awards. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any Affiliate prior to the end of a Performance Period or exercise or settlement of such Award, subject to compliance with Section 162(m) and/or Section 409A of the Code, as applicable.

     Section 13.   General Provisions Applicable to Awards.

     (a) Awards shall be granted for no cash consideration or for such cash consideration as may be required by applicable law.

     (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Any payments made on a deferred basis shall comply with the requirements of Section 409A of the Code.

     (d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or the laws of descent and distribution, or pursuant to Section 13(e), and (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

     (e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the Beneficiary shall be the Participant's estate.

     (f) All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems appropriate in its sole discretion.

     (h) Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of Shares covered by an Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents granted in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award.

     Section 14.   Amendments and Termination.

     (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant in any material respect under any outstanding Award denominated or to be settled in Shares, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

     (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary in any material respect under any Award denominated or to be settled in Shares theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, the Committee's authority under this Section 14(b) is limited in the case of Awards subject to Section 10(c) of the Plan, as set forth in Section 10(d).

     (c) Notwithstanding anything to the contrary herein, without the approval of shareholders, the Committee shall not amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect, provided, however, that the following transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 5(e) of the Plan:

(i)	Lowering the exercise price of an Option or SAR after it is granted; and

(ii)

Canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying Shares, in exchange for another Option or SAR, restricted stock, other equity, cash or property.

     (d) Notwithstanding anything to the contrary herein, the Committee may waive any conditions or rights under, amend any terms of, or suspend, discontinue or terminate any Award that is both denominated and payable in cash without the consent of any relevant Participant or holder or beneficiary of any such type of Award.

     (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     Section 15.   Effect of Change in Control.

     (a) In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the Shares subject to such Option or Stock Appreciation Right, and all restrictions applicable to 100 percent of any outstanding shares of Restricted Stock, Restricted Stock Units, shares of Deferred Stock, Other Stock-Based Awards (including Dividend Equivalents)  and Performance Awards (whether payable in Shares or in cash) shall immediately lapse (and any applicable performance targets shall be deemed waived and any applicable performance or deferral periods shall immediately expire) and, to the extent practicable, such acceleration of exercisability, lapse of restrictions and expiration of performance or deferral periods (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to any Shares subject to outstanding Awards.

     (b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, (i)  cancel any outstanding   Options or Stock Appreciation Rights and pay to the holders thereof in cash the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the Change in Control event, and/or (ii) extend the termination date of any Options or Stock Appreciation Rights and/or determine that any unexercised Options or Stock Appreciation Rights shall convert into Options or Stock Appreciation Rights of the acquiring company on an equitable basis with regard to the number of unexercised Options and Stock Appreciation Rights and the exercise price and, in such circumstance, that all other provisions shall remain unchanged, or, with respect to clauses (i) and (ii) above, take any other action it deems appropriate in its sole and absolute discretion.

     (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other business combination of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     Section 16.   Miscellaneous.

     (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

     (b) The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or Shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include Shares) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to any Award under this Plan. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer (other than for tax purposes) payments of cash or issuance or delivery of Shares until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Shares (including Shares issuable in respect of an Award) having a Fair Market Value equal to the amount required to be withheld (provided that such amount withheld by the Company shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations) to satisfy, in whole or in part, such withholding obligation.

     (c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide Services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

     (e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     Section 17.   Effective Date of the Plan. The Plan shall be effective as of August 9, 2010, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the shareholders of the Company at an annual meeting, any special meeting or by written consent of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

     Section 18.   Term of the Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Committee), and no Award shall be granted under the Plan after such tenth anniversary. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, however, extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Committee to amend the Plan, shall extend beyond such date.

     Section 19.   Section 409A and 457A of the Code.

     (a) With respect to Awards subject to Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder ("Section 409A"), the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

     (b) Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from service shall be delayed until the first day of the seventh month following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid in accordance with the Company's Section 409A -- Specified Employee Policy. All such payments shall be subject to and governed by the Company's Section 409A -- Specified Employee Policy, as such may be amended from time to time, which is hereby incorporated herein by reference.

     (c) A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

     (d) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 457A"), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company's intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

     Section 20.   Awards to Foreign Participants. Awards may be granted to Participants who are foreign nationals or employees or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

     Section 21.   Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

Amended and restated August 5, 2014.